Exhibit 99.1

Jupiter Wellness Sponsors Jupiter Wellness Acquisition Corp SPAC Targeting AI Medical Therapeutics and Diagnostics

AI in medicine is projected to grow 18X from 2018 through 2025 to $35 billion

JUPITER, FL / November 3, 2021 / Jupiter Wellness, Inc. (NASDAQ:JUPW), today announced that it has filed a registration statement with the Securities and Exchange Commission to sponsor Jupiter Wellness Acquisition Corp. (“JWAC”), a special-purpose acquisition company, or SPAC, dedicated to investing in artificial intelligence (AI) based therapeutics and diagnostics with an initial funding target of $100 million. JWAC has finalized the recruitment and on-boarding of its board of directors and aims to be listed on the Nasdaq Capital Markets.

Jupiter’s sponsorship of JWAC is part of the Company’s commitment to improving health and wellbeing. Medical applications of AI hold significant promise to improve clinical care and offer massive new commercial opportunities as the healthcare AI market is projected to reach $36 B by 2025. Implementing AI produces clinical and economic benefits including better diagnosis and more consistent treatment of disease while lowering the overall cost of care.

“We’ve assembled a board that combines extensive experience in healthcare and finance. Our medical team has a successful history in drug development and AI along with deep relationships with medical centers and regulatory bodies in the U.S. and Europe. The finance team brings a wealth of transactional experience including M&A, equity and debt financing, and IPOs. We’re actively targeting companies in the healthcare AI space with enterprise values between $300 million and $1 billion,” stated Jupiter CEO and JWAC Board Member, Brian John.

Market forces have created the ideal environment for AI technology adoption as the FDA’s new clearance process allows for faster approval of medical algorithms resulting in a rapid two-to-three year development and commercialization cycle. AI healthcare technologies span a broad range of applications from robot-assisted surgery, to dosage detection, identification of biomarkers that develop at the onset of disease, automated image diagnosis, to virtual nursing assistants.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of skincare therapeutics and treatments. The Company’s product pipeline of enhanced skincare therapeutics focuses on the endocannabinoid system to address indications including psoriasis, eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including its CaniSun™ sunscreen and other wellness brands sold through www.canisun.com and www.cbdcaring.com.

For additional information, please visit www.jupiterwellness.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement

To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info
Phone: 561-462-2700
Email: info@JupiterWellness.com